                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Advance Paradigm, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         [ADVANCE PARADIGM LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, October 29, 1998

To the Stockholders of Advance Paradigm, Inc.

         The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Advance Paradigm, Inc., a Delaware corporation (the "Company"), will be held on Thursday, October 29, at 2:00 p.m. at the Harvey Hotel, 4545 West John Carpenter Freeway, Irving, Texas 75063 for the following purposes:

         1. To elect three directors to serve until the Company's Annual Meeting of Stockholders in 2001;

         2. To approve an Amendment to the Advance Paradigm, Inc. Amended and Restated Incentive Stock Option Plan (the "1993 Incentive Plan") to increase the number of shares available for issuance thereunder from 1,859,000 to 2,359,000;

         3. To ratify the selection of Arthur Andersen, LLP as independent auditors for the Company for the fiscal year ending March 31, 1999; and

         4. To transact all other business that may properly come before such meeting or any adjournment(s) thereof.

         The close of business on Friday, September 18, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of common stock of the Company ("Common Stock") at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any Company stockholder at the Harvey Hotel, 4545 West John Carpenter Freeway, Irving, Texas 75063, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

         You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                             By order of the Board of Directors

                                             ADVANCE PARADIGM, INC.



                                             Danny Phillips
                                             Secretary
JULY 29, 1998

                         [ADVANCE PARADIGM LETTERHEAD]


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                    SOLICITATION AND REVOCABILITY OF PROXIES


         The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting to be held on Thursday, October 29, 1998, at 2:00 p.m., local time, at the Harvey Hotel, 4545 West John Carpenter Freeway, Irving, Texas 75063, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. The Company will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock. The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to stockholders of the Company on or about September 25, 1998.

         The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy bearing a later date, (b) by written notice of revocation to the Secretary of the Company at the address set forth above, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

         At the close of business on September 18, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 10,114,487 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

                            A. ELECTION OF DIRECTORS

         Three directors are to be elected at the Annual Meeting. David D. Halbert, Jon S. Halbert and Rogers K. Coleman, M.D., have been nominated to serve as directors and, if elected, will serve until the Company's Annual Meeting of Stockholders in 2001 and until their respective successors shall have been duly elected and qualified or until their earlier death, resignation, disqualification or removal from office. Each of these nominees for director currently serves as a director of the Company. Under the Bylaws of the Company and consistent with Delaware law, directors shall be elected by plurality vote at each annual meeting of stockholders at which a quorum is present and, accordingly, abstentions and "broker non-votes" will have no effect on the election of directors except in determining if a quorum is present. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the below-listed nominees. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DAVID D. HALBERT, JON S. HALBERT AND ROGERS K. COLEMAN, M.D., TO THE BOARD OF DIRECTORS.

         The following table sets forth certain information regarding the director nominees and the other directors of the Company:



                                                                                 Served as           Director's
Name                                        Age           Position             Director Since        Term Ending
----                                        ---           --------             --------------        -----------
David D. Halbert........................    42     Chairman of the Board,           1986                1998
                                                   President and Chief
                                                   Executive Officer
Jon S. Halbert..........................    38     Executive Vice President,        1988                1998
                                                   Chief Operating Officer
                                                   and Director
Peter M. Castleman......................    42     Director                         1993                2000
Rogers K. Coleman, M.D..................    66     Director                         1996                1998
Stephen L. Green........................    47     Director                         1993                1999
Jeffrey R. Jay..........................    40     Director                         1993                2000
Kenneth J. Linde........................    51     Director                         1997                1999
Michael D. Ware.........................    52     Director                         1993                1999


         David D. Halbert founded the Company in 1986. Mr. Halbert has continuously served as Chairman of the Board, President and Chief Executive Officer of the Company. From 1981 to 1985, Mr. Halbert served as Vice President of Finance and Marketing for LaJet Energy Company, an energy company, and prior to 1981 he served as Vice President and Chief Operating Officer of Sabian Corporation, a metal fabrication company. David D. Halbert is the brother of Jon S. Halbert.

         Jon S. Halbert joined the Company in January 1988 and has continuously served as a director and as an executive officer of the Company since such date. Mr. Halbert currently serves as an Executive Vice President and Chief Operating Officer of the Company. Prior to joining the Company, he worked as a registered representative of Bear Stearns & Co. Inc., an investment banking firm. Jon S. Halbert is the brother of David D. Halbert.

         Peter M. Castleman has served as a director of the Company since August 1993. Since January 1989, Mr. Castleman has been a General Partner of J. H. Whitney & Co., a private investment firm, and serves as the firm's Managing Partner.

         Rogers K. Coleman, M.D., has served as a director of the Company since September 1996. Dr. Coleman has been employed by Blue Cross & Blue Shield of Texas, Inc. ("BCBS of Texas") since 1976, and has served in various executive capacities for BCBS of Texas since 1986, including as its President and Chief Executive Officer since January 1991. In addition, since January 1991, Dr. Coleman has served as a director of the Blue Cross & Blue Shield Association, the national association of Blue Cross & Blue Shield plans. Dr. Coleman has served as a director of Managed Care Solutions since March 1998.

         Stephen L. Green has served as a director of the Company since August 1993. Mr. Green currently serves as a General Partner of Canaan Partners, a venture capital firm. Prior to joining Canaan Partners in November 1991, Mr. Green served as Managing Director in GE Capital's Corporate Finance Group for more than five years. Mr. Green currently serves on the Board of Directors of the following public companies: Alarmguard, Inc., Chartwell Re Corporation and Suiza Foods Corporation.

         Jeffrey R. Jay, M.D., has served as a director of the Company since August 1993. Since September 1993, he has been a General Partner of J. H. Whitney & Co., a private investment firm. From 1988 to September 1993, Dr. Jay was employed by Canaan Partners, a venture capital firm. Dr. Jay is Chairman of the Board of Nitinol Medical Technologies, Inc. ("Nitinol") and is a director of CRA Managed Care, Inc. He is also a member of the compensation committee for Nitinol.

         Kenneth J. Linde has served as a director of the Company since January 1997. From January 1987 through March 1998, Mr. Linde was employed by Principal Health Care, Inc. ("PHC"), a subsidiary of The Principal Finance Group, and served as the President and Chief Executive Officer of PHC. From April 1998 through June 1998, Mr. Linde served as Executive Vice President and Chief Operating Officer of Coventry Health Plans. He has been a director of United Payors and United Providers, a national provider network, since May 1997.

         Michael D. Ware has served as a director of the Company since July 1993. Mr. Ware is a co-founder of Advance Capital Markets, Inc., a private investment firm, and has served as its Managing Director since January 1989. Prior to founding Advance Capital Markets, Inc., Mr. Ware was the President of Reliance Energy Services, Inc.

         The directors elected at the Annual Meeting will hold office until the 2001 annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office.

         The following table sets forth information regarding the executive officers of the Company who are not directors of the Company:



Name                                      Age                          Position
----                                      ---                          --------
Joseph J. Filipek, Jr., P.D.............  43        Executive Vice President
T. Danny Phillips.......................  38        Senior Vice President, Chief Financial Officer,
                                                    Secretary and Treasurer
John H. Sattler, R.Ph...................  46        Senior Vice President, Sales and Marketing
Alan T. Wright, M.D., M.P.H.............  41        Senior Vice President and Chief Medical Officer
Ernest Buys.............................  56        Chief Information Officer
Anthony J. Pino ........................  50        Senior  Vice  President  of Personal Care Management
Laura I. Johansen.......................  33        Senior Vice President, General Counsel



         Joseph J. Filipek, Jr., P.D., currently serves as an Executive Vice President of the Company. Prior to joining the Company in December 1993, Dr. Filipek founded Advance Paradigm Clinical Services, Inc. ("Advance Clinical") in 1991 as a wholly owned subsidiary of Blue Cross & Blue Shield of Maryland, Inc. ("BCBS of Maryland") and has continuously served as its Chief Executive Officer and President. Advance Clinical is a wholly owned subsidiary of the Company, acquired by the Company in December 1993. From 1985 to 1990, he served as Director of Pharmacy for FreeState Health Plan, and from 1982 to 1984, he held various managerial positions in the Department of Pharmacy, University of Maryland.

         T. Danny Phillips joined the Company in February 1992, and currently serves as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and its subsidiaries. Prior to joining the Company, Mr. Phillips served as Chief Financial Officer of Aloha Petroleum, Ltd., a retail gasoline company, from April 1991 to February 1992. From 1985 to April 1991, Mr. Phillips served in various financial management positions for Harken Energy Corporation, a publicly held company, and its then wholly owned subsidiary E-Z Serve, Inc. Prior to 1985, Mr. Phillips, a certified public accountant, was with the accounting firm of Condley and Company.

         John H. Sattler, R.Ph., joined the Company in 1994, and serves as Senior Vice President, Sales and Marketing of the Company. Prior to joining the Company, Mr. Sattler served as Vice President, Sales and Marketing for Health Care Pharmacy Providers, Inc. from September 1992 to November 1994. Prior to 1992, he served as Manager of Third Party Marketing for American Drug Stores, Inc.

         Alan T. Wright, M.D., M.P.H., joined the Company in April 1994 and currently serves as Senior Vice President and Chief Medical Officer of the Company. Dr. Wright has been serving as the Senior Vice President and Chief Medical Officer of the Company since February 15, 1996. From 1992 to April 1994, he served as Associate Corporate Medical Director at BCBS of Maryland. Prior to 1992, he served as Medical Director for Aetna Health Plans of the Mid-Atlantic Region. He currently serves as a diplomate to the American Board of Internal Medicine and the National Board of Medical Examiners.

         Ernest Buys joined the Company in June 1994, and has served as Chief Information Officer of the Company since December 1996. In addition, Mr. Buys has served since 1994 as the Chief Operating Officer of Advance Paradigm Data Services, Inc., the Company's claims processing subsidiary. From 1989 to 1994, he served as Vice President of Information Services for Perform Cost Management.

         Anthony J. Pino joined the Company in May 1998, and serves as Senior Vice President of Personal Care Management. From 1991 until Mr. Pino joined the Company, Mr. Pino served as President and Chief Executive Officer of National Health Services, Inc. Prior to 1991, Mr. Pino served as Chief Operating Officer of the American Postal Workers Union Health Plan.

         Laura I. Johansen joined the Company in February 1995, and serves as Senior Vice President, General Counsel. Prior to joining the Company, Ms. Johansen served as associate attorney for Akin, Gump, Strauss, Hauer & Feld LLP.

         The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings during fiscal year 1998. Each of the directors attended at least 75% of the aggregate total meetings of the Board of Directors and any committee on which such director served.

         The Board of Directors currently has two standing committees, the Compensation Committee and the Audit and Investment Committee. The Compensation Committee, which currently consists of Dr. Coleman and Messrs. Linde and Ware, meets periodically to review executive compensation and approve grants of options to Company officers and employees, as well as to renew, approve and recommend to the Board of Directors the terms and conditions of all stock option plans or changes to stock option plans. The Compensation Committee met two times during fiscal 1998 and each member attended all of such meetings and held one meeting via unanimous written consent. The Audit and Investment Committee, which currently consists of Messrs. Ware, Green, Linde and Dr. Jay, recommends to the Board of Directors (for ratification by the stockholders) a public accounting firm to conduct the annual audit of the accounts of the Company and review and recommends potential investment opportunities for the Company's excess cash. The Audit and Investment Committee also meets with the Chief Financial Officer and the accounting firm at the conclusion of the annual audit to review the audited financial statements and to discuss the results of the audit, any significant recommendations by the accounting firm for improvement of the Company's accounting systems and controls, and the quality and depth of staffing in the accounting and financial departments of the Company. The Audit Committee met one time during fiscal 1998 and all members attended this meeting except Kenneth J. Linde.

COMPENSATION OF DIRECTORS

         Each non-officer director received $2,000 per meeting attended and $1,000 per committee meeting attended during the year ended March 31, 1998. The Company reimburses directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Directors are eligible to receive nonstatutory stock options under the Company's 1997 Nonstatutory Stock Option Plan. See "Executive Compensation -- Stock Option Plans" for a description of such plan.

EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the compensation paid or awarded by the Company to the Chief Executive Officer and the four most highly compensated executive officers whose cash compensation exceeded $100,000 (the "Named Executives") for services rendered in all capacities for fiscal years 1998, 1997 and 1996.

SUMMARY COMPENSATION TABLE


                                                                        Long-Term
                                                                        Compensation
                                                 Annual Compensation    Awards Securities
                                                 -------------------    Underlying           All Other
                                        Year     Salary $    Bonus $    Options (#)          Compensation
                                        ----     --------   --------    -----------          ------------
David D. Halbert                        1998     $308,654   $172,500             --
    Chairman of the Board,              1997     $171,635   $ 91,000         92,500
    President and Chief Executive       1996     $150,000   $ 70,280             --
    Officer

Jon S. Halbert                          1998      216,731    113,620             --
    Executive Vice President and        1997      152,981     76,570         92,500
    Chief Operating Officer             1996      140,000     62,315             --

Joseph J. Filipek, Jr.                  1998      175,898     84,845             --
    Executive Vice President            1997      156,492     70,947         57,500
                                        1996      124,200     55,282             --

T. Danny Phillips                       1998      168,846     81,290             --
    Senior Vice President and           1997      156,277     69,983         48,750
    Chief Financial Officer             1996      120,000     47,790             --

Alan T. Wright                          1998      174,769     61,425         30,000
    Senior Vice President and           1997      162,389     59,500             --
    Chief Medical Officer               1996      124,200     49,463         18,750

         The following table sets forth information regarding the stock option grants made by the Company to the Named Executives during fiscal year 1998. In addition, in accordance with the regulations of the Securities and Exchange Commission (the "Commission"), hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                               Percent of                                Potential Realizable
                                                  Total                                    Value at Assumed
                                                 Options                                    Annual Rates of
                                Number of        Granted                                      Stock Price
                               Securities          to                                      Appreciation For
                               Underlying       Employees    Exercise                       Option Term(2)
                                 Options        in Fiscal      Price        Expiration   ----------------------
Name                           Granted(1)         Year        ($/Sh)           Date         5%($)        10%($)
----                           ----------         ----        ------           ----         -----        ------

David D. Halbert..............         --           --            --             --            --            --
Jon S. Halbert................         --           --            --             --            --            --
Joseph J. Filipek, Jr.........         --           --            --             --            --            --
T. Danny Phillips.............         --           --            --             --            --            --
Alan T. Wright(3).............     30,000         6.1%         29.13         2/9/08       549,591     1,392,771

---------------


(1) The options reflected in this table were all granted under the Company's 1993 Incentive Stock Option Plan. The date of grant is 10 years prior to the expiration date listed.

(2) These amounts represent only certain assumed rates of appreciation based on the grant date value in accordance with the Commission's executive compensation rules. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be given that the values reflected in these columns will be achieved.

(3) The options vest and become exercisable in cumulative installments of one-fifth of the number of shares of Common Stock upon the first five anniversaries of the date of grant so long as the officer remains an employee of the Company or its affiliates on such anniversaries.

         The following table summarizes pertinent information concerning the number and value of any options held by the Named Executives at March 31, 1998.


               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                            Shares                     Number of Securities                Value of Unexercised
                           Acquired                   Underlying Unexercised          In-the-Money Options at Fiscal
                              on         Value      Options at Fiscal Year End (#)              Year End ($)
                           Exercise    Realized     -----------------------------     ------------------------------
                              (#)         ($)       Exercisable/Unexercisable(1)       Exercisable/Unexercisable(2)
                           -------------------------------------------------------------------------------------------
David D. Halbert              486        15,431          260,848/104,150                  9,562,923/3,317,664
Jon S. Halbert                 --          --            261,550/104,200                  9,589,536/3,319,485
Joseph J. Filipek, Jr.         --          --             77,500/65,000                   2,686,438/2,007,625
T. Danny Phillips              --          --             58,017/47,733                   3,499,194/1,481,287
Alan T. Wright                 --          --             15,000/46,250                     430,875/781,006



---------------


(1) Upon the occurrence of the following events, the vesting of the options will accelerate: (i) as to the options held by Messrs. D. Halbert, J. Halbert and Phillips, upon the consummation of any transaction in which an outside entity gains more than 50% ownership of the Company, the options will vest immediately prior to such transaction, and (ii) as to the options held by Dr. Filipek and Dr. Wright, upon a sale of substantially all of the Common Stock or assets of the Company or a merger in which the Company is not the surviving entity, the options will vest immediately prior to such transaction.

(2) The value of the options is based upon the difference between the March 31, 1998 market value of $39 5/8 per share and the exercise price.

EMPLOYMENT AGREEMENTS

         In connection with the Company's acquisition of Advance Clinical in December 1993, Advance Clinical entered into a three-year employment agreement with Dr. Filipek. This contract was extended in December 1996 for a term of three years. Dr. Filipek, employed as President and Chief Executive Officer of Advance Clinical, is entitled to an annual base salary of $175,000, subject to annual increases of at least $10,000. In addition, the employment agreement provides that Dr. Filipek is entitled to participate in any bonus, insurance, 401(k) or other plans generally available to Advance Clinical's employees. Further, the employment agreement grants 57,500 qualified stock options to Dr. Filipek, which vest over five years. The employment agreement contains confidentiality, noncompetition and non-solicitation provisions effective during the term of employment and for one year after employment has terminated, unless employment is terminated for cause, in which case the noncompetition provision will survive for two years.

         Effective as of November 14, 1996, the Company entered into a three-year employment agreement with Mr. Sattler to serve as the Company's Senior Vice President, Sales and Marketing. Mr. Sattler is entitled to receive an annual base salary of $155,000, subject to annual increases of at least $10,000. In addition, the employment agreement provides that Mr. Sattler is entitled to participate in any bonus and benefit plans of the Company. Further, the employment agreement grants 32,500 qualified stock options to Mr. Sattler, which vest over five years. The employment agreement contains confidentiality, noncompetition and non-solicitation provisions effective during the term of the employment and for one year after employment has terminated.

         Effective as of February 15, 1996, the Company entered into a three-year employment agreement with Dr. Wright to serve as Senior Vice President and Chief Medical Officer of the Company. Dr. Wright is entitled to an annual base salary of $165,000 for the fiscal year ending March 31, 1997, $175,000 for the fiscal year ending March 31, 1998 and $185,000 for the fiscal year ending March 31, 1999. In addition, the employment agreement provides that Dr. Wright is entitled to participate in any bonus or benefit plans of the Company. Further, the employment agreement grants 18,750 qualified stock options to Dr. Wright, which vest over five years. The employment agreement contains confidentiality, noncompetition and non-solicitation provisions effective during the term of employment and for one year after employment has terminated, unless employment is terminated for cause, in which case the noncompetition provision will survive for two years.

         Effective as of June 17, 1996, the Company entered into a three-year employment agreement with Mr. Buys to serve as the Company's Chief Information Officer. Mr. Buys is entitled to receive an annual base salary of $150,000, subject to annual increases at the discretion of the Board of Directors. In addition, the employment agreement provides that Mr. Buys is entitled to participate in any bonus and benefit plans of the Company.

STOCK OPTION PLANS

         On July 30, 1993, the Board of Directors and the stockholders of the Company adopted the 1993 Incentive Plan which provides for the grant of qualified stock options to officers and key employees of the Company. The purpose of the 1993 Incentive Plan is to assist the Company in attracting and retaining key employees. A total of 1,859,000 shares of Common Stock has been reserved for issuance under the 1993 Incentive Plan. At the Annual Meeting, the stockholders are being asked to approve an amendment to the 1993 Incentive Plan increasing the number of shares reserved for issuance under the 1993 Incentive Plan to 2,359,000. As of March 31, 1998, options to purchase 1,773,375 shares of Common Stock have been granted thereunder. In addition, as of the date of this Proxy Statement, the Company has contingently granted options to acquire an additional 330,375 shares under the 1993 Incentive Plan subject to the approval by the stockholders of the increase in the maximum number of shares reserved for issuance under the 1993 Incentive Plan to 2,359,000. The options granted under the 1993 Incentive Plan are incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The 1993 Incentive Plan is administered by the Compensation Committee of the Board of Directors, which is comprised of directors who are not participants in the 1993 Incentive Plan. Subject to the provisions of the 1993 Incentive Plan, the Compensation Committee has the authority to administer the 1993 Incentive Plan and determine, among other things, the interpretation of any provision of the 1993 Incentive Plan, the eligible employees who are to be granted stock options, the number of shares which may be issued and the option exercise price. In no event will options be granted at prices less than the fair market value of the Common Stock on the date of grant. No option can be granted for a term of more than ten years.

         On December 1, 1993, in connection with the Advance Clinical acquisition, the Board of Directors of the Company adopted a second incentive stock option plan, the terms and provisions of which are identical to those of the 1993 Incentive Plan. A total of 178,750 shares of Common Stock were reserved for issuance under this second incentive stock option plan, all of which have been issued to employees of Advance Clinical.

         In connection with the merger of Advance Health Care, Inc. ("Advance Health Care") with and into the Company, the 1993 Incentive Plan was amended to increase the number of shares reserved for issuance thereunder to 1,859,000 and the Advance Health Care incentive stock option plan was merged with and into the 1993 Incentive Plan. Holders of options under the Advance Health Care incentive stock option plan received options to purchase Common Stock under the 1993 Incentive Plan.

         Options granted under the 1993 Incentive Plan are not transferable other than by will or under the laws of descent and distribution, and are exercisable during the lifetime of the optionee or his guardian or legal representative. Upon termination of the optionee's employment with the Company, the period of time during which the stock options are exercisable is restricted to three months. The Board of Directors has the right to amend, suspend or terminate the 1993 Incentive Plan at any time, but no such action can affect or impair the rights of any optionee under any options granted prior to such action. Certain amendments must be approved by the holders of Common Stock.

         On May 1, 1997, the Board of Directors and the stockholders of the Company adopted the 1997 Nonstatutory Stock Option Plan (the "Nonstatutory Plan"), which provides for the grant of qualified stock options to directors, officers, consultants, advisors and employees of the Company. The purpose of the Nonstatutory Plan is to advance the interests of the Company by encouraging stock ownership on the part of certain directors, officers, consultants, advisors and employees, by enabling the Company to secure and retain the services of highly qualified persons, and by providing such persons with an additional incentive to advance the success of the Company. A total of 300,000 shares of Common Stock has been reserved for issuance under the Nonstatutory Plan. As of March 31, 1998, options to purchase 143,922 shares of Common Stock have been granted thereunder.

         The Nonstatutory Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Nonstatutory Plan, the Compensation Committee has the authority to administer the Nonstatutory Plan and determine, among other things, the interpretation of any provision of the Nonstatutory Plan, the eligible employees who are to be granted stock options and the number of shares which may be issued. Except as otherwise provided in an optionee's Nonstatutory Stock Option Agreement, the exercise price for each option share will be determined by the Compensation Committee. No option can be granted for a term of more than ten years.

         Options granted under the Nonstatutory Plan may be transferred by the optionee, provided that there is no consideration for such transfer, the optionee remains responsible for employment tax and other withholding taxes associated with the exercise of the options, the optionee notifies the Company in writing that such transfer has occurred and the Company approves the transfer documents (which approval will not be unreasonably withheld). Upon termination of the optionee's service relationship with the Company, the period of time during which the stock options are exercisable is restricted to twelve months. The Board of Directors has the right to alter, amend, suspend or discontinue the Nonstatutory Plan, or alter or amend any and all option agreements granted thereunder.

INCENTIVE COMPENSATION PLAN

         Employees of the Company who hold director-level positions or higher are eligible to receive annual incentive-based bonus payments if the Company meets or exceeds certain predetermined annual performance goals. The bonuses payable under the incentive compensation plan are based on a percentage of each participating employee's salary. One-half of the bonus is payable upon the Company meeting the predetermined performance goals, with the other one-half subject to the satisfaction of certain performance goals as determined by management for such individual participant.

401(k) PLAN

         The Company has established a tax-qualified employee savings and retirement plan (the "401(k) Plan"). All employees who have been employed by the Company for at least three months are eligible to participate. Employees may contribute to the 401(k) Plan subject to a statutory annual limit. The Company is required to make contributions to the 401(k) Plan of at least 50% of the first 6% of salary deferral contributed by each participant. For the fiscal year ended March 31, 1998, the Company contributed an aggregate of $177,000 to the 401(k) Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

         In fiscal year 1998, decisions with respect to the compensation of the Company's executive officers and other employees were made by a Compensation Committee consisting of Dr. Coleman and Messrs. Linde and Ware. None of the members of the Compensation Committee is an officer of the Company.

         THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE STOCKHOLDER RETURN PERFORMANCE PRESENTATION THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation plans, including the Company's stock option plans. The Committee has established compensation policies and made the compensation decisions described herein for the years presented. The Committee's compensation policies were applied to each of the Named Executive Officers, including the Chief Executive Officer ("CEO"), in the same manner.

         The Committee believes that in order for the Company to succeed it must be able to attract and retain qualified executives. The objectives of the Committee in determining the type and amount of executive officer compensation are (i) to provide a compensation package consisting of a base salary, bonus and long term incentives in the form of stock options, in the aggregate, competitive with the median range for peer group companies and (ii) to allow the Company to attract and retain talented executive officers and to align their interests with those of the shareholders.

CASH COMPENSATION

         The Company's cash compensation policy for its executive officers, including the CEO, is to provide short-term compensation consisting of two components, a base annual salary that does not fluctuate and a cash bonus awarded based upon specific short-term financial goals of the Company.

Base Salary

         In fiscal year 1997, the Company engaged an outside consultant to determine the extent to which the Company's policy on cash compensation was being met with respect to all executive officers of the Company. In addition, in fiscal year 1998, the Company's Human Resources department gathered compensation information on a group of similar, peer group companies. Overall, it was the Committee's intent that the salaries of the Company's officers be competitive with those of executives with like responsibilities in companies within this peer group. The CEO's base salary was determined in this manner, as reflected in the summary compensation table.

Bonus

         Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. Accordingly, the executive officers of the Company, including the CEO, participate in an annual executive bonus plan that provides for cash bonuses based upon the Company's overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with the Company's annual financial plan. The purpose of the bonus plan is to reward and reinforce executive management's commitment to achieve levels of annual profitability and return consistent with increasing stockholder value.

         The Committee annually determines in advance each executive's participation level in the bonus plan. The Committee takes into account various qualitative and quantitative factors that reflect the executive's position, longevity in office, level of responsibility, and ability to impact the Company's profitability and financial success. For fiscal year 1998 (as compared to fiscal year 1997), the Company increased revenues by 86% and net income by 146%, both of which were in excess of the Company's financial plan. Cash bonuses earned under the bonus plan are paid each year upon completion of the Company's annual audit of the results of operations for the previous fiscal year by the Company's outside auditors. The CEO's bonus was determined in this manner, as reflected in the summary compensation table.

LONG-TERM INCENTIVE COMPENSATION

         Long-term incentive compensation is in the form of the Company's stock option plans, which are designed to align the executive's incentive compensation more directly with stockholder values by linking compensation to the long-term performance of the Company's stock. Long-term compensation is also designed to encourage executives to make career commitments to the Company. The size of an executive's stock option award is based upon management's and the Committee's subjective evaluation of the contribution an executive can and has made to overall growth and profitability of the Company and the number of shares available for award under the stock option plan.

         Stock options are granted with an exercise price equal to the market value on the date of grant and constitute compensation only if the Company's stock price increases thereafter. The Committee has discretion to determine the vesting schedule for each option grant and generally has made grants which become exercisable in equal amounts over three or five years. Executives must be employed by the Company at the time of vesting in order to exercise their options.

                                            Compensation Committee

                                            Rogers K. Coleman, M.D., Chairman
                                            Kenneth J. Linde
                                            Michael D. Ware

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Health Services Stocks ("Health Services Index") for the period commencing on October 8, 1996(1) and ending on March 31, 1998.

                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                    OCTOBER 8, 1996 THROUGH MARCH 31, 1998(2)

[EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC]
------------------------------------------------------------------------
                 ADVANCE PARADIGM, INC.    NASDAQ      N-HEALTH SERVICES
------------------------------------------------------------------------
OCTOBER 1996              100                100              100
------------------------------------------------------------------------
MARCH 1997               147.2              98.2             83.9
------------------------------------------------------------------------
MARCH 1998               440.3             149.0            100.5
------------------------------------------------------------------------

---------------


(1) For purposes of this presentation, the Company has used a per share price of $9.00 which was the closing sales price of the Company's Common Stock on October 8, 1996. Trading in the Company's Common Stock commenced on October 8, 1996, and the Company's fiscal year ends on March 31.

(2) Assumes that $100.00 was invested in October 8, 1996 in the Company's Common Stock at a price of $9.00 per share and at the closing sales price for each index on that date that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

WHITNEY FINANCING

         On December 8, 1993, the Company and an affiliate of J.H. Whitney & Co. (the "Affiliate") entered into a Note and Warrant Purchase Agreement pursuant to which the Affiliate paid the Company $7.0 million in exchange for a note (the "Whitney Note") and a warrant (the "Whitney Warrant") to purchase shares of Common Stock. Although the Whitney Note had a seven-year term, the Company was obligated to prepay the indebtedness, without penalty or premium, upon consummation of a public offering, and thus approximately $7.0 million of the net proceeds received from the Company's initial public offering were used to pay the Whitney Note in full. The Whitney Warrant initially granted the Whitney Debt Fund the right to purchase an aggregate of 336,500 shares of Common Stock at an exercise price of $4.00 per share at any time on or prior to December 8, 2003. As of March 31, 1998, warrants to acquire 150,029 shares have been exercised. Mr. Castleman, a Director of the Company, has been a General Partner of the Affiliate since 1989, and has served as the Managing Partner of the Affiliate since December 1992. Dr. Jay, a Director of the Company, has been a General Partner of the Affiliate since 1993.

WARRANTS TO BCBS OF TEXAS

         On November 25, 1995, the Company granted to BCBS of Texas up to four warrants, each representing the right to acquire 66,750 shares of Common Stock, upon meeting specified lives thresholds (the "BCBS of Texas Warrants"). BCBS of Texas' eligibility for the BCBS of Texas Warrants expires November 25, 2000. Each BCBS of Texas Warrant, if earned, will become exercisable on the first anniversary of its issuance. At such time the BCBS of Texas Warrant will be exercisable in whole during a four-year term at an exercise price of $11.00 per share. As of June 30, 1998, none of the BCBS of Texas Warrants has been earned or issued. Dr. Coleman has been employed by BCBS of Texas since 1976, and has served in various executive capacities for BCBS of Texas since 1986, including as its President and Chief Executive Officer since January 1991.

ISSUANCE OF SERIES B PREFERRED STOCK

         On June 25, 1996, the Company and BCBS of Texas entered into a stock purchase agreement (the "Series B Stock Purchase Agreement") pursuant to which BCBS of Texas purchased an aggregate of 2,597 shares of the Series B Preferred Stock at an effective purchase price of $3,850 per share. Upon consummation of the initial public offering (at the initial public offering price of $9.00 per share), the number of shares of Series B Preferred Stock was adjusted to 4,444 shares (at an effective purchase price of $2,250 per share). BCBS of Texas has certain registration rights in connection with its shares of Series B Preferred Stock. In April 1998, BCBS of Texas converted the Series B Preferred Stock, in accordance with its terms, into 1,111,111 shares of Common Stock. Dr. Coleman has been employed by BCBS of Texas since 1976, and has served in various executive capacities for BCBS of Texas since 1986, including as its President and Chief Executive Officer since January 1991.

ADVANCE CAPITAL MARKETS

         In connection with the merger with IMR, the Company paid ACM a fee of $150,000 plus reimbursement for out-of-pocket expenses for investment banking services. Michael Ware, a Director of the Company, is the Managing Director and President of Advance Capital Markets.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's Directors and Executive Officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge and based solely on review of the copies of such reports furnished to the Company during the period commencing April 1, 1997 and ending March 31, 1998, its Officers, Directors and greater than 10% stockholders had complied with all applicable Section 16(a) filing requirements, except that BCBS of Texas, which became a holder of more than 10% of the Common Stock upon conversion of its nonvoting, convertible Series B Preferred Stock in April 1998, failed to timely file a Form 3, and Mr. Ernest Buys failed to include 555 shares of Common Stock on his initial Form 3. The BCBS of Texas Form 3 has been filed and Mr. Buys' Form 3 has been amended.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
                                 AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 30, 1998 with respect to
(i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each of the Company's directors and Named Executive Officers; and (iii) all directors and executive officers as a group. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after June 30, 1998, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                              Beneficial Ownership
                                                            -----------------------
                                                               Number    Percentage
                                                            -----------------------
Blue Cross & Blue Shield of Texas, Inc. (1)........         1,111,111          11.0
     901 S. Central Expressway Richardson, TX 75081
David D. Halbert (2)...............................           635,892           6.1
     545 E. John Carpenter Freeway
     Suite 1570
     Irving, TX 75062
Jon S. Halbert (3).................................           434,658           4.2
Joseph J. Filipek (4)..............................            77,500           *
Alan T. Wright (5).................................            17,500           *
T. Danny Phillips (6)..............................            75,667           *
Michael D. Ware(7).................................            28,500           *
Peter M. Castleman (8).............................           502,145           4.9
Stephen L. Green (9)...............................           216,503           2.1
Jeffrey R. Jay (10)................................           509,645           5.0
Rogers K. Coleman (11).............................         1,116,111          11.0
Kenneth J. Linde (12) .............................             5,000           *
All directors and executive officers
     as a group (15 persons) (13)..................         3,200,489          28.8%


---------------

(1) Represents 1,111,111 shares issued in April 1998 upon the conversion of the Series B Preferred Stock held by BCBS of Texas. Dr. Coleman, a director of the Company, is an officer of BCBS of Texas.

(2) Includes 294,998 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998. Includes 19,592 shares held by Halbert & Associates, Inc. David D. Halbert may be deemed to beneficially own all of the shares held by Halbert & Associates, Inc. Also includes 30,816 shares of Common Stock held for the benefit of Mr.
         D. Halbert's minor children, as to which Mr. D. Halbert disclaims beneficial ownership.
(3) Includes 295,750 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998. Includes 19,592 shares held by Halbert & Associates, Inc. Jon S. Halbert may be deemed to beneficially own all of the shares held by Halbert & Associates, Inc. Also includes 30,816 shares of Common Stock held for the benefit of Mr.
         J. Halbert's minor children, as to which Mr. J. Halbert disclaims beneficial ownership.
(4) Includes 77,500 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998.
(5) Includes 17,500 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998.
(6) Includes 69,417 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998.
(7) Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998.
(8) Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998. Mr. Castleman, a director of the Company, is a General Partner of J.H. Whitney & Co., the Whitney Fund and the Whitney Debt Fund and therefore may be deemed to share beneficial ownership of the 385,895 shares held and the 111,250 shares issuable upon exercise of warrants by J.H. Whitney, the Whitney Fund and the Whitney Debt Fund (collectively referred to as the "Whitney Investors").
(9) Includes 16,472 shares held directly by Mr. Green. Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998. Mr. Green, a director of the Company, is a General Partner of Canaan Partners, the General Partner of Canaan L.P. and Canaan Offshore, and therefore may be deemed to share beneficial ownership of the 195,031 shares held by the Canaan Investors (collectively referred to as the "Canaan Investors").
(10) Includes 7,500 shares held directly by Dr. Jay. Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998. Dr. Jay, a director of the Company, is a General Partner of each of Whitney Investors and therefore may be deemed to share beneficial ownership of the shares held by the Whitney Investors.
(11) Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998. The remaining 1,111,111 shares were issued in April 1998 upon the conversion of the Series B Preferred Stock held by BCBS of Texas. Dr. Coleman is the President and Chief Executive Officer of BCBS of Texas. Dr. Coleman disclaims beneficial ownership of the 1,111,111 shares.
(12) Includes 5,000 shares issuable pursuant to options which are exercisable within 60 days of June 30, 1998.
(13) Includes 1,856,679 shares beneficially held by entities affiliated with certain directors and includes 880,515 shares subject to stock options held by directors and officers exercisable within 60 days of June 30, 1998.

                   B. APPROVAL OF THE AMENDMENT TO THE AMENDED
                    AND RESTATED INCENTIVE STOCK OPTION PLAN

         The purpose of the 1993 Incentive Plan is to provide a means by which certain employees of the Company and its affiliates may be given an opportunity to purchase Common Stock and to qualify such options as "Incentive Stock Options" as such term is defined in Section 422 of the Code. The 1993 Incentive Plan is intended to advance the interests of the Company by encouraging stock ownership on the part of certain employees, by enabling the Company (and its affiliates) to secure and retain the services of highly qualified persons, and by providing employees with an additional incentive to advance the success of the Company (and its affiliates).

         The 1993 Incentive Plan currently authorizes the issuance of up to 1,859,000 shares of Common Stock pursuant to options granted under the 1993 Incentive Plan. The Board of Directors has determined that it would be desirable to have an additional 500,000 shares available for future grants under the 1993 Incentive Plan in order to have available appropriate long-term incentives and competitive compensation opportunities for the employees of the Company. Accordingly, subject to stockholder approval, the Board of Directors has adopted an amendment to the 1993 Incentive Plan (the "1993 Incentive Plan Amendment") providing for an increase in the aggregate number of shares of Common Stock available for issuance under the 1993 Incentive Plan from 1,859,000 to 2,359,000.

         Approval of the 1993 Incentive Plan Amendment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

General

         On July 30, 1993, the Board of Directors of the Company adopted the 1993 Incentive Plan. The 1993 Incentive Plan is currently administered by the Committee, which is comprised of directors who are not participants in the 1993 Incentive Plan. Subject to the express provisions of the 1993 Incentive Plan, the Committee may determine the persons that will be granted options under the 1993 Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. Unless otherwise provided in an optionee's stock option agreement, all of the options granted to date under the 1993 Incentive Plan are exercisable over a five-year period. On September 5, 1997, the Company filed with the Commission a registration statement on Form S-8, under the Securities Act, registering 1,859,000 shares of Common Stock underlying options offered under the 1993 Incentive Plan.

Employees Who May Participate in the 1993 Incentive Plan

         All employees of the Company and its affiliates may be granted options under the 1993 Incentive Plan. A director who is not otherwise employed by the Company or an affiliate may not be granted an option.

Exercise

         Shares of Common Stock purchased upon exercise of options ("Option Shares") shall at the time of purchase be paid for in full. To the extent that the right to purchase Option Shares has accrued under the 1993 Incentive Plan, options may be exercised from time to time by written notice to the Company stating the full number of Option Shares with respect to which the option is being exercised, accompanied by full payment for the shares by cash, check or surrender of other shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Option Shares as to which the option is being exercised, or such other consideration and method of payment for the issuance of Option Shares as is permitted under Delaware General Corporation Law.

         The option price of Option Shares granted under the 1993 Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of Option Shares granted to a holder of more than 10% of the total voting power of all classes of the Company's capital stock on the date of the grant). The Committee will determine the fair market value of the Common Stock on the date the option is granted.

Non-Assignability

         No option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option is exercisable only by the optionee.

Term

         Unless otherwise provided in an optionee's written agreement under the 1993 Incentive Plan, each option granted under the 1993 Incentive Plan will expire not more than ten years from the date the option is granted. However, in the event of the proposed dissolution or liquidation of the Company, the options may expire and terminate at an earlier date.

         The 1993 Incentive Plan will terminate on August 1, 2003, but the Board of Directors may terminate the 1993 Incentive Plan at any time prior to ten years from August 1, 1993 (the effective date of the 1993 Incentive Plan). Termination of the 1993 Incentive Plan will not alter or impair, without the consent of the optionee, any of the rights or obligations of any optionee and any option previously granted under the 1993 Incentive Plan.

Termination of Employment

         In the event that optionee's employment by the Company and its affiliates terminates for any reason, the options granted to optionee pursuant to the 1993 Incentive Plan will terminate three-months after such termination.

Dissolution of Issuer of Option Stock

         In the event of the proposed dissolution or liquidation of the Company, the options granted under the 1993 Incentive Plan will terminate as of a date to be fixed by the Committee, provided that the optionee will be given at least 30 days notice and the optionee will have the right during that 30 days to exercise his options.

Rights as a Stockholder

         The optionee will have no rights as a stockholder with respect to any shares of Common Stock of the Company held under option until the date of issuance of the stock certificates to him for such shares.

Amendments

         The Board of Directors of the Company may, from time to time, alter, amend, suspend, or discontinue the 1993 Incentive Plan, or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors, without the approval of the stockholders of the Company, may alter the provisions of the 1993 Incentive Plan so as to decrease the minimum option price; extend the term of the 1993 Incentive Plan beyond ten years or the maximum term of the options granted beyond ten years; alter any outstanding option agreement to the detriment of the optionee without his consent; or decrease, directly or indirectly (by cancellation and substitution of options or otherwise), the option price applicable to any option granted under the 1993 Incentive Plan.

         The foregoing notwithstanding, (i) the Board of Directors may amend the 1993 Incentive Plan in any respect in order to qualify the options granted pursuant thereto as Incentive Stock Options as defined in Section 422 of the Code, and (ii) no amendment may be made to the 1993 Incentive Plan (or any option granted under the 1993 Incentive Plan without the consent of the optionee) which could constitute a modification of any option outstanding under
Section 424(h) of the Code or which would adversely affect an outstanding option's status as an Incentive Stock Option under Section 422 of the Code.

Federal Income Tax Aspects

         The 1993 Incentive Plan is intended to qualify as an Incentive Stock Option Plan under Section 422 of the Code. If the 1993 Incentive Plan qualifies as such, then an employee who receives an incentive stock option under the 1993 Incentive Plan will not be deemed to recognize income either at the time of the grant of the option or, assuming that the optionee has been an employee at all times during the period beginning on the date of the grant and ending three months prior to the date of exercise, at the time of exercise of the option. In the case of an employee who is disabled within the meaning of Section 22(e)(3) of the Code, the optionee must have been an employee at all times during the period beginning on the date of grant and ending on the date one year prior to the date of exercise. Gain or loss from the sale or exchange of stock acquired upon such exercise will generally be treated as capital gain or loss, provided that such sale or exchange of the shares does not occur within either the two year period after the date of the granting of the option or the one year period after the date such shares were acquired upon exercise. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant of such options or the issuance of shares upon exercise thereof.

         If a disposition (as that term is defined in Section 424(c) of the Code) of shares acquired pursuant to the exercise of an Incentive Stock Option is made within either the two year period after the date of granting of the option or the one year period after the date the shares were acquired, the optionee will generally recognize compensation income at the time of disposition to the extent of the excess of the fair market value of the shares at the time of exercise over the option price. Any such compensation income recognized as described in this paragraph will increase the optionee's tax basis in his shares. If a disposition described in this paragraph occurs in a taxable transaction, any gain in excess of compensation income recognized on the disposition will be capital gain, and any loss will be capital loss. If an optionee recognizes compensation income as the result of a disposition as described in this paragraph, the Company will be entitled to a commensurate income tax deduction if the Company withholds, in accordance with Section 3402 of the Code, on the amount treated as income.

         Upon the exercise of an incentive stock option, the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference subject to the alternative minimum tax provisions, unless the optionee makes a disposition of such shares as described in the preceding paragraph.

         In the event that options granted under the 1993 Incentive Plan do not qualify as incentive stock options ("nonstatutory stock options"), the employee will recognize compensation income upon the receipt of such option if the option has a readily ascertainable fair market value at the time of the grant, in the amount of the fair market value of the option. If the nonstatutory stock options do not have readily ascertainable fair market value, the employee will recognize compensation income upon the exercise of the nonstatutory stock option if the shares issued pursuant to such exercise are either transferable or not subject to substantial risk of forfeiture. The amount of the income will be measured by the excess, if any, of the fair market value of the shares at the time of exercise (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) over the amount paid as the exercise price of the nonstatutory stock option. Gain or loss on the subsequent sale or exchange of such shares will be capital gain or loss if the shares are a capital asset in the hands of the employee. To the extent shares are received upon exercise of an option by a person subject to Section 16(b) of the Exchange Act, such shares will be deemed not transferable and subject to a substantial risk of forfeiture until such time as the sale of such shares at a profit would no longer subject such person to suit under Section 16(b) of the Exchange Act. In the case of compensation income recognized by an employee as described above in connection with the exercise of an option, the Company will be entitled to a commensurate income tax deduction if the Company withholds on the amount treated as income.

Stock Option Awards

         The following table shows options which have been granted under the 1993 Incentive Plan as of March 31, 1998, to each of the Named Officers (including options which have been exercised).

AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN


----------------------------------------------------------------------------------------------
NAME AND POSITION                                 NUMBER OF SHARES    EXERCISE PRICE PER SHARE
                                                                                 (1)
----------------------------------------------------------------------------------------------
David D. Halbert                                      365,500                  $ 4.33
     Chairman of the Board, President and
     Chief Executive Officer

----------------------------------------------------------------------------------------------
Jon S. Halbert                                        365,750                  $ 4.33
     Executive Vice President and
     Chief Operating Officer

----------------------------------------------------------------------------------------------
Joseph J. Filipek, Jr.                                 57,500                  $10.22
     Executive Vice President

----------------------------------------------------------------------------------------------
T. Danny Phillips                                     126,500                  $ 5.91
     Senior Vice President and
     Chief Financial Officer

----------------------------------------------------------------------------------------------
Alan T. Wright                                         61,250                  $19.84
     Senior Vice President and
     Chief Medical Officer

----------------------------------------------------------------------------------------------
Executive Officers Group                            1,161,750                  $ 6.84
(9 persons)

----------------------------------------------------------------------------------------------
Non-Executive Officer Employee Group                  611,625                  $19.29
(58 persons)

----------------------------------------------------------------------------------------------
Non-Executive Officer Director Group                   - 0 -                       --
(6 persons)

----------------------------------------------------------------------------------------------


---------------

(1) Exercise prices shown are weighted averages of the actual exercise prices for stock options granted to the individuals of the groups, as applicable.

                 C. RATIFICATION OF THE APPOINTMENT OF AUDITORS

         The Board of Directors has appointed the firm of Arthur Andersen, LLP, which has served as independent auditors of the Company since 1992, as independent auditors of the Company for the fiscal year ending March 31, 1999, and recommends ratification by the stockholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock of the Company entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of the Company and in accordance with Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of Arthur Andersen, LLP as the Company's independent auditors without the approval of the stockholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of Arthur Andersen, LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.


                                  ANNUAL REPORT

         The 1998 Annual Report of the Company, including financial statements, accompanies this Proxy Statement.


                              STOCKHOLDER PROPOSALS

         Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 1999 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at the address indicated on page 1 of this Proxy Statement, so that the Secretary receives it no later than April 1, 1999.


                                    FORM 10-K

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO ADVANCE PARADIGM, INC., 545 EAST JOHN CARPENTER FREEWAY, SUITE 1570, DALLAS, TEXAS 75062,
ATTENTION: DANNY PHILLIPS, SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                         By Order of the Board of Directors,



                                         Danny Phillips
                                         Secretary

JULY 29, 1998

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             ADVANCE PARADIGM, INC.


         The undersigned hereby appoints Danny Phillips and David D. Halbert proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Advance Paradigm, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held October 29, 1998 or any adjournment thereof.

       (Continued, and to be marked, dated and signed, on the other side)

                                                           Please mark your vote
                                                   as indicated in this example:
                                                                            /X/


ITEM 1.    Election of directors duly nominated:     ITEM 3.    Proposal to ratify the         FOR     AGAINST     ABSTAIN
           David D. Halbert, Jon S. Halbert and                 appointment of independent     / /       / /         / /
           Rogers K. Coleman                                    accountants.

                          WITHHELD
           FOR            for all
           / /                / /


(INSTRUCTION: To withhold authority to vote          ITEM 4.    In their discretion, the Proxies are authorized to
for any individual nominee, write that nominee's                vote upon such other business as may properly
name in the space provided below):                              come before the meeting.

------------------------------------------------

ITEM 2.    Proposal to approve the Amendment
           to the Amended and Restated Incentive
           Stock Option Plan.

           FOR    AGAINST    ABSTAIN
           / /      / /        / /


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2 and 3.

A vote "FOR" Proposals 1, 2 and 3 is recommended by the Board of Directors.

                                                     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                     PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)                                                           Dated                              , 1998
            --------------------------------------------------              ------------------------------

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